UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[ x ]    Soliciting Material Pursuant to Section 240.14a-12


                         SENTINEL GROUP FUNDS, INC.

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       0-11.

     1.)  Title of each class of securities to which transaction applies:
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          pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
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Dear --------------------,

I am writing to you today in regard to the Sentinel Funds ongoing proxy campaign. It has been brought to our attention that your firm, which holds a large position in the Sentinel High Yield Bond Fund, has voted against Proposal 2 to amend certain advisory agreements between Sentinel Group Funds, Inc. and Sentinel Advisors Company.

We would like to invite your firm to reconsider your vote against the advisory fee amendment in regard to the Sentinel High Yield Bond Fund and call your attention to pages 11- 23 of the attached proxy statement. Of particular interest is the chart on page 13 which demonstrates a PRO FORMA reduction in the management fee if the proposed amendments had been in place for the Funds' 2004 fiscal year.

Please contact us at 1-800-282-3863 if you have any questions or we can assist you in placing a new vote.

Thank you for your consideration.